 Exhibit 99.1

AzurRx BioPharma Announces Closing of $6.9 Million Private Placement Email

NEW YORK, Jan. 13, 2020 (GLOBE NEWSWIRE) -- AzurRx BioPharma, Inc. (NASDAQ:AZRX) (“AzurRx” or the “Company”), a company specializing in the development of non-systemic, recombinant therapies for gastrointestinal diseases, today announced the closing of a private placement financing (the “Offering”) resulting in gross proceeds of approximately $6.9 million from certain accredited investors. Alexander Capital, LP acted as sole placement agent in the Offering. Net proceeds from the Offering will be used to eliminate short- and long-term indebtedness, and for general working capital purposes, including product development.

James Sapirstein, the President and CEO of AzurRx, said “We are very grateful for the continued support of our investors. This financing allows us to achieve our short-term goals and continue the development of our MS1819 program for the treatment of exocrine pancreatic insufficiency in cystic fibrosis and chronic pancreatitis patients.”

The Offering consisted of Senior Convertible Promissory Notes (the “Notes”) and warrants (the “Warrants”) to purchase shares of the Company’s common stock (the “Common Stock”). The Notes mature on September 30, 2020, accrue interest at a rate of 9% per annum, and are convertible into Common Stock at $0.97 per share (the “Conversion Shares”). Warrants were issued to the investors in an amount equal to 50% of the number of Conversion Shares. The Warrants have an exercise price of $1.07 per share and expire three years from the date of issuance.

In aggregate, the Company issued $6,904,000 principal amount of Notes convertible into 7,117,559 Conversion Shares and Warrants to purchase up to 3,558,795 shares of Common Stock to the investors in the Offering.

For more detailed information on the Offering, please see the Company’s Current Report of Form 8-K to be filed with the Securities and Exchange Commission (SEC) on or about the date hereof.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. AzurRx has agreed to file one or more registration statements with the SEC registering the resale of the Conversion Shares issuable upon conversion of the Notes and the shares of Common Stock issuable upon exercise of the Warrants purchased in the Offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About AzurRx BioPharma, Inc.

AzurRx BioPharma, Inc. (NASDAQ:AZRX) is engaged in the research and development of non-systemic biologics for the treatment of patients with gastrointestinal disorders. MS1819-SD recombinant lipase for EPI is the Company's lead development program, and additional early stage research is being conducted for the prevention of hospital-acquired infections. The Company is headquartered in Brooklyn, NY, with scientific operations based in Langlade, France. Additional information on the Company can be found at www.azurrx.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigations Reform Act of 1995. Such statements include, but are not limited to, any statements relating to our product development programs and any other statements that are not historical facts. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from management's current expectations include those risks and uncertainties relating to the development and testing of our drug candidates, the regulatory approval process, our ability to secure additional financing, the protection of our patent and intellectual property, the success of strategic agreements and relationships, the potential commercialization of any product we may successfully develop as well as other risk factors included in the Company's most recent quarterly report on Form 10-Q and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

For more information:

AzurRx BioPharma, Inc.
760 Parkside Avenue, Suite 304
Brooklyn, NY 11226
Phone: (646)-699-7855
info@azurrx.com

Investor Relations contact:
LifeSci Advisors, LLC.
Hans Vitzthum, Managing Director
1 International Place, Suite 1480
Boston, MA 02110
Phone: 617-430-7578
hans@lifesciadvisors.com
www.lifesciadvisors.com